CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 9, 1998, included in ParkerVision, Inc.'s Form 10-KSB for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.


                               ARTHUR ANDERSEN LLP


Jacksonville, Florida
August 26, 1998